SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Illinois	0-51296	36-4387843
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

357 Roosevelt Road Glen Ellyn, Illinois	60137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 545-0900

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 1.01 – Entry into a Material Definitive Agreement

The information provided in response to Item 5.02 is incorporated by reference herein.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

At a special meeting held by the Board of Directors of the Company on December 20, 2006, the Board approved the recommendations of the Compensation Committee with respect to changes to compensation for Scott W. Hamer, who has been appointed President and CEO of the Company and its subsidiary, effective January 1, 2007.

The new compensation package, which will take effect January 1, 2007, includes an annual salary of $180,000 and membership dues at a local country club. As with his current compensation package, Mr. Hamer will continue to be eligible for a possible annual bonus equal to up to 25% of his annual salary, and will continue to receive as other perquisites an automobile allowance and the opportunity to participate in the benefit programs generally maintained by the Company for the benefit of its employees.

Mr. Hamer’s compensation arrangements are not memorialized in a written contract.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC. (Registrant)

By:	/s/ Scott W. Hamer
Scott W. Hamer
Vice President and Chief Financial Officer

Date: December 26, 2006